UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2007

Aquila, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 8, 2007, Aquila, Inc. issued a press release announcing its financial results for the first quarter of 2007. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 8.01. Other Events

On May 11, 2007, Aquila, Inc. issued a press release announcing its election to redeem $344 million in aggregate principal amount of the company’s debt securities. The debt securities to be redeemed include: $287.5 million in aggregate principal amount of the company’s 7.875% Quarterly Interest Bonds due March 1, 2032 (which are presently listed on the New York Stock Exchange under trading symbol “ILD”); $51.5 million in aggregate principal amount of the company’s 8.00% Senior Notes due March 1, 2023; and, $5 million in aggregate principal amount of the company’s 9.00% Senior Notes due November 15, 2021. The redemption date for each series of debt securities to be redeemed is June 15, 2007. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 – Press Release issued by Aquila, Inc. on May 8, 2007.
99.2 – Press Release issued by Aquila, Inc. on May 11, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By: /s/ Beth A. Armstrong

Beth A. Armstrong

Senior Vice President and Chief Accounting Officer

Date: May 11, 2007